Exhibit 10.17

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (“First Amendment”) is made as of the 25th day of July, 2002, by and among DAVIS CHURCH OFFICE DEVELOPMENT, L.L.C., a Delaware limited liability company (“Landlord”), and HOUGHTON MIFFLIN COMPANY, a Massachusetts corporation (“Tenant”).

W I T N E S S E T H :

A.            Landlord and Tenant entered into a certain lease dated August 4, 2000, (the “Lease”), whereby Landlord leased to Tenant certain premises initially consisting of 139,056 Rentable Square Feet (the “Premises”) in the building located at 909 Davis Street, Evanston, Illinois (the “Building”).

B.            Pursuant to Section 31 of the Lease, Tenant has three (3) separate options (the “Options”) to lease all non-retail portions of the Building not leased to Tenant on the date of the Lease.

C.            Landlord desires to enter into a lease with AthletiCo Sports Medicine & Physical Therapy Center At Evanston, LLC (the “AthletiCo Lease”) for certain office space containing approximately 5,325 Rentable Square Feet on the second (2nd) floor of the Building which is depicted on the floor plans for the Premises attached to this First Amendment as Exhibit A (the “AthletiCo Premises”).

D.            Landlord is unable to enter into the AthletiCo Lease unless Tenant agrees to not to exercise the Options with respect to the AthletiCo Premises effective prior to April 1, 2011 or the earlier termination of the AthletiCo Lease.

E.             Landlord and Tenant desire to amend the Lease as set forth herein but not otherwise.

NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.    Definitions; Incorporation of Recitals. Each capitalized term used in this First Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein. The foregoing recitals are incorporated into this First Amendment as if fully set forth herein.

2.    Agreement Not to Exercise Options With Respect to the AthletiCo Premises. Tenant agrees that it shall not exercise any of the Options with respect to the AthletiCo Premises effective prior to April 1, 2011 or the earlier termination of the AthletiCo Lease, provided that the foregoing shall not restrict Tenant from exercising any of the Options with respect to any other portion of the Building.

3.    Real Estate Broker. Landlord and Tenant each represents that, except for Mesirow Stein Real Estate, Inc. (“Broker”), it has not dealt with any real estate broker, salesperson or finder in connection with this First Amendment and no such person initiated or participated in the negotiation of this First Amendment or is entitled to any fee or commission in connection herewith. Landlord and Tenant each hereby agrees to indemnify and hold the other party, its agents and employees harmless from and against any and all damages, liabilities, claims, actions, costs and expenses (including attorneys’ fees) arising from either (i) any claims or demands of any broker, other than Broker, salesperson or finder retained by the indemnifying party for any fee or commission alleged to be due such broker, salesperson or finder in connection with this First Amendment or (ii) a claim of, or right to, any lien under the Statutes of the State of Illinois relating to real estate broker liens with respect to any such broker, salesperson or finder retained by the indemnifying party. Landlord agrees to pay any fee or commission that may be due to Broker in connection with this First Amendment.

4.    Binding Effect; Conflict. The Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Lease and the terms of this First Amendment, the terms of this First Amendment shall control. This First Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

IN WITNESS WHEREOF, this First Amendment is executed as of the day and year aforesaid.

TENANT:		LANDLORD:

HOUGHTON MIFFLIN COMPANY, a Massachusetts corporation		DAVIS CHURCH OFFICE DEVELOPMENT, L.L.C., a Delaware limited liability company

		By:	Mesirow Stein Development Services, Inc.,
By:	/s/ Paul D. Weaver		an Illinois corporation, Its Member
Its:	General Counsel
			By:	/s/ Michael Szkatulski
				Name:	Michael Szkatulski
				Its:	Managing Director